#40U – September 10, 2012	Contact:	Roger Schrum
+843/339-6018
roger.schrum@sonoco.com

Sonoco Revises 2012 Third Quarter Base Earnings Estimates

Company to Host Quarterly Investor Call on October 18, 2012

Hartsville, S.C. – Sonoco (NYSE: SON) today announced revised base earnings guidance for the third quarter ending September 30, 2012.

The Company expects third quarter 2012 base earnings per diluted share to be $.51 to $.53, compared with previously announced guidance of $.62 to $.66 per diluted share. The Company reported base earnings of $.66 per diluted share in the third quarter of 2011. Base earnings and base earnings per diluted share are non-GAAP financial measures adjusted to remove restructuring charges, asset impairment charges and other items, if any, the exclusion of which the Company believes improves comparability and analysis of the underlying financial performance of the business.

The revision of third quarter estimates is primarily due to operating problems experienced at several of the Company’s North American uncoated recycled paperboard mills which have led to unscheduled downtime and related excess costs. In addition, the Company is experiencing lower than anticipated volumes in many of its consumer and industrial packaging businesses.

As a result, Sonoco has removed its base earnings estimates for full-year 2012 and plans to provide updated guidance for the fourth quarter and 2012 when it releases third quarter results before the market opens on October 18, 2012.

Sonoco’s third quarter is not yet completed and as a result the financial estimates provided in this release are subject to change based on actual results through the end of the third quarter, the closing of Sonoco’s books and determination of actual financial results.

Third Quarter Conference Call Webcast

Sonoco will host its regular quarterly conference call on Thursday, October 18, 2012, at 11 a.m. ET, to review its third quarter 2012 financial results. The live conference call can be accessed in a “listen only” mode via the Internet at http://www.sonoco.com, under the Investor Relations section. A telephonic replay of the call will be available starting at 2 p.m. ET, to U.S. callers at 888-286-8010 and international callers at +617-801-6888. The replay passcode for both U.S. and international calls is 48059399. The archived call will be available through October 28, 2012. The webcast call also will be archived in the Investor Relations section of Sonoco’s website.

1	North Second Street

Hartsville, S.C. 29550 USA

843/383-7794

www.sonoco.com

About Sonoco

Founded in 1899, Sonoco is a global provider of a variety of consumer packaging, industrial products, protective packaging and packaging supply chain services. With net sales of approximately $4.5 billion in 2011, the Company has more than 19,600 employees working in over 340 operations in 34 countries, serving many of the world’s best known brands in some 85 nations. Sonoco is a proud member of the 2011/2012 Dow Jones Sustainability World Index. For more information on the Company, visit our website at sonoco.com.

Forward-looking Statements

Statements included herein that are not historical in nature, are intended to be, and are hereby identified as “forward-looking statements” for purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended. The words “estimate,” “project,” “intend,” “expect,” “believe,” “consider,” “plan,” “strategy,” “opportunity,” “target,” “anticipate,” “objective,” “goal,” “guidance,” “outlook,” “forecast,” “future,” “will,” “would,” or the negative thereof, and similar expressions identify forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding offsetting high raw material costs, improved productivity and cost containment, adequacy of income tax provisions, refinancing of debt, adequacy of cash flows, anticipated amounts and uses of cash flows, effects of acquisitions and dispositions, adequacy of provisions for environmental liabilities, financial strategies and the results expected from them, continued payments of dividends, stock repurchases, producing improvements in earnings, financial results for future periods and creation of long-term value for shareholders.

Such forward-looking statements are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management. Such information includes, without limitation, discussions as to guidance and other estimates, expectations, beliefs, plans, strategies and objectives concerning our future financial and operating performance. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict.

Therefore, actual results may differ materially from those expressed or forecasted in such forward-looking statements. The risks and uncertainties include, without limitation:

•	availability and pricing of raw materials;

•	success of new product development and introduction;

•	ability to maintain or increase productivity levels and contain or reduce costs;

•	ability to manage the mix of business to take advantage of growing markets while reducing cyclical effects of some of the Company’s existing business on operating results;

•	international, national and local economic and market conditions;

•	availability of credit to us, our customers and/or its suppliers in needed amounts and/or on reasonable terms;

•	fluctuations in obligations and earnings of pension and postretirement benefit plans;

•	pricing pressures, demand for products and ability to maintain market share;

•	continued strength of our paperboard-based tubes and cores, and composite can operations;

•	anticipated results of restructuring activities;

•	resolution of income tax contingencies;

•	ability to successfully integrate newly acquired businesses into the Company’s operations;

•	ability to win new business and/or identify and successfully close suitable acquisitions at the levels needed to meet growth targets;

•	rate of growth in foreign markets;

•	foreign currency, interest rate and commodity price risk and the effectiveness of related hedges;

•	liability for and anticipated costs of environmental remediation actions;

•	accuracy of assumptions underlying projections related to goodwill impairment testing, and accuracy of management’s assessment of goodwill impairment;

•	actions of government agencies and changes in laws and regulations affecting the Company;

•	loss of consumer or investor confidence; and

•	economic disruptions resulting from terrorist activities.

The Company undertakes no obligation to publicly update or revise forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed herein might not occur.

Additional information concerning some of the factors that could cause materially different results is included in the Company’s reports on forms 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission. Such reports are available from the Securities and Exchange Commission’s public reference facilities and its website, sec.gov, and from the Company’s investor relations department and the Company’s website, sonoco.com.

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